SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14 (a) of the
                               Securities Exchange Act of 1934
                                       (Amendment No. )


Filed by Registrant { x }
Filed by a Party other than the Registrant { } Check the appropriate box:

{   }  Preliminary Proxy Statement
{ x }  Definitive Proxy Statement
{   }  Definitive Additional Materials
{   }  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                      AMREP CORPORATION
                --------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)


                --------------------------------------------------------------
                          (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

{ x }   $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1),
        or 14a-6(j) (2).

{   }   $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act
        Rule 14a-6(i) (3).

{   }  Fee computed on table below per Exchange Act Rules 14a (6) (i) (4)
       and 0-11.

               1) Title of each class of securities to which transaction applies:

                      -----------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                      -----------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                      -----------------------------------------------------

               4)     Proposed maximum aggregate value of transaction:

                      -----------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

        {  } Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11 (a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)     Amount Previously Paid:
                      ------------------------------------------------------

               2)     Form, Schedule or Registration Statement No:
                      ------------------------------------------------------

               3)     Filing Party:
                      ------------------------------------------------------

               4)     Date Filed:
                      ------------------------------------------------------

                                      AMREP CORPORATION

                                  (An Oklahoma corporation)

                                     -------------------

                          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                     September 18, 1996



        NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of AMREP CORPORATION (the "Company") will be held at the Hotel Inter-Continental, Whitney Room, 111 East 48th Street, New York, New York 10017 on September 18, 1996 at 9:00 A.M. for the following purposes:

        (1) To elect three directors, each to serve for a term of three years;

        (2) To consider and act upon a proposal to amend the AMREP Corporation Non-Employee Directors Option Plan (i) to increase by 35,000 the number of shares of Common Stock which may be issued on exercise of options granted thereunder and (ii) to extend by ten (10) years the period during which options may be granted thereunder; and

        (3) To consider and act upon such other business as may properly come before the meeting.

        In accordance with the By-Laws, the Board of Directors has fixed the close of business on August 20, 1996 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 641 Lexington Avenue, New York, New York 10022.

        Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.



                                            By Order of the Board of Directors



                                            Valerie Asciutto, Secretary



Dated:         August 9, 1996
               New York, New York

                                      AMREP CORPORATION

                                    641 Lexington Avenue

                                  New York, New York  10022

                                      ----------------

                                       PROXY STATEMENT
                                      ----------------


                               ANNUAL MEETING OF SHAREHOLDERS

                           To be Held 9:00 A.M. September 18, 1996



        This statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMREP CORPORATION (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on September 18, 1996, and at any adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying notice of meeting and proxy form of the Board of Directors have been first sent to shareholders on or about August 19, 1996.

        All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the shareholder's directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named below and for the proposal to amend the AMREP Corporation Non-Employee Directors Option Plan (the "Plan"). The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting.

        Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The proposal to amend the Plan must be approved by the vote of the holders of a majority of the shares of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting. In determining whether such proposal has been approved, abstentions (including broker non-votes) will have the effect of negative votes.

      A copy of the 1996 Annual Report of the Company for the fiscal year ended April 30, 1996, including financial statements, accompanies this Proxy Statement. Such Annual Report does not constitute a part of the proxy solicitation material.


                                      VOTING SECURITIES

        Only shareholders of record at the close of business on August 20, 1996, the date fixed by the Board of Directors in accordance with the By-Laws, are entitled to vote at the meeting and any adjournment thereof. As of July 31, 1996, the Company had issued and outstanding 7,368,650 shares of Common Stock, par value $.10 per share. Each share of Common Stock is entitled to one vote on matters to come before the meeting. It is not presently anticipated that the number of issued and outstanding shares of Common Stock will significantly change between July 31, 1996 and the record date.

        Set forth below is information concerning the ownership as of July 31, 1996 of the Common Stock of the Company by the persons who, to the knowledge of the Board of Directors, own beneficially more than 5% of the outstanding shares:


          Name and Address of                 Amount Owned               % of
           Beneficial Owner                 Beneficially (1)            Class
          -------------------               ----------------            -----

          Nicholas G. Karabots                2,769,593(2)               37.6%
          P.O. Box 736
          Fort Washington, PA  19034

          Albert Russo(3)                     1,064,720                  14.4%
          Lena Russo
          Clifton Russo
          Lawrence Russo
          c/o American Simlex Company
          401 Broadway
          Suite 1712
          New York, New York 10013

- ------------------

          (1) Except as set forth in Footnote 3, the beneficial owners have sole voting and investment power over the shares owned.

          (2) Includes 1,500 shares which Mr. Karabots has the right to acquire pursuant to currently exercisable options.

          (3) In a Schedule 13D under the Securities Exchange Act of 1934 filed jointly by Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo, the filing persons reported that they share voting power as to 1,064,720 shares representing 14.4% of the outstanding Common Stock of the Company and that Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively, of that Common Stock representing 6.5%, 0.8%, 3.7%, and 3.4% of the outstanding Common Stock.

                               SECURITY OWNERSHIP OF MANAGEMENT

                 The following table sets forth, as of July 31, 1996, certain information regarding the beneficial ownership, or the right to acquire beneficial ownership, of the Common Stock of the Company of each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares beneficially owned:

                                 Amount and Nature of           Percent of
Name of Beneficial Owner         Beneficial Ownership             Class
- ------------------------         --------------------           ----------
        Jerome Belson                45,000(1)                      *
        Edward B. Cloues II           3,000(2)                      *
        David N. Dinkins              1,000(2)                      *
        Harvey I. Freeman             5,000(2)(3)                   *
        Daniel Friedman              43,924(4)(5)                   *
        Nicholas G. Karabots      2,769,593(6)                    37.6%
        Albert Russo              1,064,720(7)                    14.4%
        Samuel N. Seidman            10,190(1)                      *
        Mohan Vachani                 5,500(8)                      *
        James Wall                   16,507(9)(10)                  *
        Harvey W. Schultz            4,000(11)                      *

        Directors and
        Executive Officers
        as a Group (11 persons)  2,907,714(12)                    39.3%
- ----------------------

*       Indicates less than 1%

(1) Includes 2,000 shares which the individual has the right to acquire pursuant to currently exercisable options.

(2) Includes 1,000 shares which the individual has the right to acquire pursuant to currently exercisable options.

(3)     4,000 of the shares are jointly owned with Mr. Freeman's wife.

(4) Includes 314 shares of Common Stock held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Friedman.

(5) Includes 5,000 shares which Mr. Friedman has the right to acquire pursuant to currently exercisable options.

(6) Includes 1,500 shares which Mr. Karabots has the right to acquire pursuant to currently exercisable options.

(7) In a Schedule 13D under the Securities Exchange Act of 1934 filed jointly by Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo, the filing persons reported that they share voting power as to 1,064,720 shares representing 14.4% of the outstanding Common Stock of the Company and that Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively, of that Common Stock representing 6.5%, 0.8%, 3.7%, and 3.4% of the outstanding Common Stock.

(8) Includes 5,000 shares which Mr. Vachani has the right to acquire pursuant to currently exercisable options.

(9) Includes 5,000 shares which Mr. Wall has the right to acquire pursuant to currently exercisable options.

(10) Includes 287 shares of Common Stock held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

(11) Includes 4,000 shares which Mr. Schultz has the right to acquire pursuant to currently exercisable options.

(12) Includes 4,000 shares which an executive other than those named has the right to acquire pursuant to currently exercisable options.


                                  1.  ELECTION OF DIRECTORS

        The Board of Directors of the Company is a classified board divided into three classes - Class I consisting of four directors, Class II consisting of three directors and Class III consisting of three directors. Each class of directors serves for a term of three years. At this Annual Meeting three Class III directors will be elected to serve until the 1999 Annual Meeting and until their successors are elected and qualified. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board.

        The following table sets forth information regarding the nominees of the Board of Directors for election and the directors whose terms of office do not expire this year.

                                      Year First
                                      Elected As        Principal Occupation
Name                       Age        A Director        For Past Five Years


Nominees to serve until the 1999 Annual Meeting (Class III)

Jerome Belson               70        1967              Chairman of the Board of Jerome
                                                        Belson Associates, Inc., a real
                                                        estate management company operating
                                                        in excess of 10,000 high rise
                                                        multi-family residential apartments
                                                        in New York; President of Associated
                                                        Builders and Owners of Greater New
                                                        York, Inc.; Chairman Emeritus of
                                                        Waterhouse Investor Services, Inc.

Nicholas G. Karabots*       63        1993              Chairman of the Board and Chief
                                                        Executive Officer of Spartan
                                                        Organization, Inc.; KPG, Inc., the
                                                        general partner of Kappa Printing
                                                        Group, L.P.; Kappa Publishing Group,
                                                        Inc.; Geopedior, Inc. as well as
                                                        other affiliated entities, which
                                                        companies are engaged primarily in
                                                        the fields of printing, publishing
                                                        and real estate.

*See "Compensation Committee Interlocks and Insider Participation" section for information concerning agreement to nominate Mr. Karabots.


                                      Year First
                                      Elected As        Principal Occupation
Name                       Age        A Director        For Past Five Years


Albert Russo               52         --                Managing Partner, Russo Associates,
                                                        Pioneer Realty, 401 Broadway Realty
                                                        Co. and related real estate entities;
                                                        Partner, American Simlex Co. and Vice
                                                        President, Russ Export Corp.,
                                                        importing and exporting of textiles.

Directors continuing in office until the l998 Annual Meeting (Class II)

Daniel Friedman             61        1972              Chief Executive Officer of Kable
                                                        News Company, Inc., a wholly-owned
                                                        subsidiary of the Company; Senior
                                                        Vice President of the Company.


Samuel N. Seidman           62        1977              President of Seidman & Co., Inc.,
                                                        investment bankers.


Mohan Vachani               54        1990              Senior Vice President - Chief
                                                        Financial Officer of the Company,
                                                        since June 1993; Consultant to the
                                                        Company, from September 1992 to June
                                                        1993; Vice President-Chief Financial
                                                        Officer of Bedford Properties, Inc.,
                                                        real estate management and
                                                        development, from prior to 1991 to
                                                        June 1993.



                                      Year First
                                      Elected As        Principal Occupation
Name                        Age       A Director        For Past Five Years


Directors continuing in office until the 1997 Annual Meeting (Class I)

Edward B. Cloues II         48        1994              Partner in the law firm of Morgan,
                                                        Lewis & Bockius LLP.

David N. Dinkins            69        1994              Professor, Columbia University
                                                        School of  International
                                                        and Public Affairs since
                                                        January  1994;  Mayor of
                                                        the  City  of  New  York
                                                        from  prior  to  1991 to
                                                        December 1993.

Harvey I. Freeman           58        1994              Attorney and Real Estate Con-
                                                        sultant since August 1991; Executive
                                                        Vice President of the Trump Organization,
                                                        real estate development, from
                                                        prior to 1991 to July 1991.

James Wall                  59        1991              Chief Executive Officer of AMREP
                                                        Southwest Inc., a wholly owned
                                                        subsidiary of the Company, since January
                                                        1991; General Manager of Southwest
                                                        Operations, since prior to 1991; Senior
                                                        Vice President of the Company, since
                                                        September 1991.


        Each of the directors other than Mr.Friedman has served continuously since the year in which he was first elected. Mr.Friedman served continuously from 1972 to January 1977, when he resigned. He was reelected as director in September 1980 and has served continuously since.

        Mr. Cloues' law firm represents Mr. Karabots and various corporations owned by him. He was nominated in 1994 for election as a director at the recommendation of Mr. Karabots.


The Board of Directors and its Committees

        The Board held nine meetings during the last fiscal year. Anthony B. Gliedman, who resigned as a director effective July 15, 1996, became disabled in July 1995. He attended less than 75% of the meetings of the Board of Directors and of each Committee of which he was a member during the last fiscal year.

        The Board has an Executive Committee which meets as needed and has the power to act generally between meetings of the Board. It met seven times during the last fiscal year. Until September l995 the Committee members were Messrs. Friedman, Vachani, Wall and Gliedman. Mr. Gliedman became disabled in July 1995 and ceased being a Committee member in November 1995. In September 1995 Messrs. Belson and Cloues were added to the Committee, Mr. Cloues was made the Chairman, and the Committee was charged with the oversight of the Company's business. Mr. Cloues is being compensated for his services as Committee Chairman at the rate of $l25,000 per year, and Mr. Belson is being compensated for his services as a Committee member at the rate of $25,000 per year, such amounts being in addition to the fees paid them as directors and members of other Committees.

        The Board also has an Audit and Examining Committee, a Human Resources Committee and a Stock Option Committee. The Human Resources Committee acts as a compensation committee. The Board does not have a nominating committee. The members of the Audit and Examining Committee receive $750 for each committee meeting attended. The members of the Human Resources Committee receive $500 for each committee meeting attended.

        The Audit and Examining Committee recommends to the Board the engagement of the auditors, reviews the scope and results of the yearly audit by the independent auditors, reviews the Company's system of internal controls and procedures, and investigates where necessary matters relating to the audit functions. It reports regularly to the Board concerning its activities. The current members of this Committee are Messrs. Freeman (Chairman), Belson, Karabots and Seidman. The Committee held four meetings during the last fiscal year.

        The Human Resources Committee makes recommendations to the Board concerning compensation and other matters relating to employees. The current members of the Committee are Messrs. Karabots (Chairman), Belson, Cloues and Dinkins. The Committee held one meeting during the last fiscal year.

        The Stock Option Committee grants options under, and administers, the 1992 Stock Option Plan. The current members of the Committee are Messrs. Seidman (Chairman), Cloues, Dinkins and Freeman. The Committee did not meet during the last fiscal year.

        Functioning as a Committee of the whole, the Board meets as a Strategy Committee. This Committee makes recommendations concerning possible new opportunities for the growth of the Company and actions that should be considered to meet changing times and conditions.
The Committee held one meeting during the last fiscal year.

        In April 1996, the Board established a Special Committee consisting of Messrs. Freeman (Chairman), Belson, Dinkins and Seidman for the purpose of representing the interests of disinterested shareholders in connection with the possible acquisition or disposition by the Company of businesses or other assets. For the first six months of the Committee's existence, Mr. Freeman as Chairman of the Independent Committee is to receive $25,000 plus $1,000 for each meeting of the Committee attended and each of Messrs. Belson, Dinkins and Seidman is to receive $15,000 plus $750 for each meeting attended, such amounts being in addition to the fees paid them as directors and members of other Committees.

        Each director of the Company except those directors who are employees is paid a fee of $22,500 per annum in addition to fees paid them as members of Committees. In addition, under the Plan, each non-employee director receives on the first business day following the Company's Annual Meeting of Shareholders an option covering 500 shares of common stock of the Company. The price per share payable upon exercise of such option is either (i) the mean between the highest and lowest reported sale price of the common stock on the date of grant on the New York Stock Exchange, or (ii) the price of the last sale of common stock on that date as quoted on the New York Stock Exchange, whichever is higher. For the options granted following the 1995 Annual Meeting the exercise price is $5.875. Each option becomes exercisable as to all or any portion of the shares covered thereby one year after the date of grant and expires five years after the date of grant.

        The various directors and nominees hold other directorships of public companies as follows:

        Name                                Director of

        Jerome Belson               Waterhouse Investor Services, Inc.
        Edward B. Cloues II         K-Tron International, Inc.
        David N. Dinkins            Carver Federal Savings Bank
                                    New World Communications Group, Inc.
                                    Transderm Laboratories Corp.
                                    WSIS Series Trust
        Samuel N. Seidman           Productivity Technologies Corp.


                                    EXECUTIVE COMPENSATION

Executive Compensation

The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years of its Chief Executive Officer ("CEO") and the four other most highly paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                  Long Term
                               Annual             Compensation
                            Compensation          Awards

                                                   Securities
Name and                                           Underlying
Principal                                          Options/      All Other
Position               Year  Salary($)  Bonus($)(1) SAR's (#)    Compensation($)(2)(3)


Anthony B. Gliedman    1996  360,083    $54,000         -0-      $1,815
   CEO, Chairman and   1995  366,183     15,000      10,000       1,498
   President until     1994  332,300     15,000         -0-       1,540
   February 1, 1996(4)

                                                  Long Term
                               Annual             Compensation
                            Compensation          Awards

                                                    Securities
Name and                                            Underlying
Principal                                           Options/      All Other
Position               Year  Salary($)  Bonus($)(1) SAR's (#)     Compensation($)(2)(3)


Daniel Friedman        1996  266,516        -0-         -0-      $1,519
   Senior Vice         1995  260,066      9,000       5,000       1,521
   President and       1994  249,850      9,000         -0-       1,540
   CEO of Kable News
   Company, Inc.


Mohan Vachani          1996  247,117        -0-         -0-      $1,235
   Senior Vice         1995  240,583      8,000       5,000       1,904
   President-Chief     1994  214,625      8,000      15,000         -0-
   Financial
   Officer(5)


James Wall             1996  224,567        -0-         -0-      $1,517
   Senior Vice         1995  218,675      9,000       5,000       1,519
   President and       1994  202,625      9,000         -0-       1,540
   CEO of AMREP Southwest Inc.


Harvey W. Schultz      1996  193,200        -0-         -0-      $1,514
   Senior Vice         1995  188,150      5,000       4,000       1,516
   President and       1994  178,208      6,000         -0-       1,540
   CEO of AMREP Solutions, Inc.


(1) 1995 bonus amounts consist of cash paid in 1996 in respect of 1995 performance, and 1994 bonus amounts include cash paid in 1995 in respect of 1994 performance.

(2) Includes amounts contributed by the Company to the Company's Savings and Salary Deferral Plan.

(3) Other compensation in the form of personal benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.

(4) Mr. Gliedman became permanently disabled during fiscal 1996 and he ceased to be CEO effective February 1, 1996. No successor has yet been designated. The information set forth for fiscal 1996 above includes all compensation paid to Mr. Gliedman during fiscal 1996.

(5)  Mr. Vachani became Senior Vice President in June 1993.

Option Table

        The following table sets forth the fiscal year end option values with respect to the former CEO and each of the executive officers named in the Summary Compensation Table based on the market price of the Common Stock of the Company at April 30, 1996. No stock options were granted to the former CEO or any of the executive officers named in the Summary Compensation Table during the fiscal year ended April 30, 1996. No stock options were exercised by the former CEO or any executive officers named in the Summary Compensation Table during the fiscal year ended April 30, 1996.


                                    April 30, 1996 Option Values
                    -----------------------------------------------------------
                                                             Values of
                            Number of                       Unexercised
                           Unexercised                     In-the-money
                           Options at                       Options at
                            04/30/96                        04/30/96(1)
                           ----------                      ------------
                    Exercisable   Unexercisable     Exercisable   Unexercisable
                    -----------   -------------     -----------   -------------

Anthony B. Gliedman    -0-           -0-                -0-             -0-

Daniel Friedman      2,500         2,500                -0-             -0-

Mohan Vachani       17,500         2,500                -0-             -0-

James Wall           2,500         2,500                -0-             -0-

Harvey W. Schultz    2,000         2,000                -0-             -0-

- -----------------

(1) The market price of the Company's Common Stock at April 30, 1996 was $4.91 per share. The exercise prices of all exercisable and unexercisable options to purchase shares held by the named officers were in excess of such market price.


Human Resources Committee Executive Compensation Report

        The Human Resources Committee ("HRC"), consisting entirely of non-employee directors, is the Company's Compensation Committee. Its current members are Messrs. Belson, Cloues, Dinkins and Karabots, but until November 1, 1995 former director Joseph Cohen also was a member. The HRC's recommendations regarding executive compensation other than stock option grants must be approved by the entire Board. The Stock Option Committee, also consisting of non-employee directors, has sole authority to award options. Its current members are Messrs. Cloues, Dinkins, Freeman and Seidman.

                         Compensation Policy for Executive Officers
                         ------------------------------------------

        The HRC's policy is that the Company's executive officers should be paid a salary commensurate with their responsibilities, should receive short-term incentive compensation in the form of a bonus determined in accordance with the Bonus Plan referred to below which takes into account both the Company's profits for a year and the executive's performance during the year, and should receive long-term incentive compensation in the form of stock options.

        Until the disability of former Chief  Executive  Officer ("CEO") Anthony
B. Gliedman*, the policy with respect to salaries of executive officers other than the CEO was that they should be in amounts recommended by the CEO, and the current salaries are in amounts so recommended. The salaries for Messrs. Friedman, Schultz, Vachani and Wall are incorporated in employment agreements which were effective October 1, 1993 and originally were for terms ending September 30, 1995. In May 1995, pursuant to a recommendation by the CEO, the HRC recommended and the Board approved an extension of the term of each
- ---------------

        *Mr. Gliedman became permanently disabled during fiscal 1996 and ceased to be the CEO effective February 1, 1996. No successor has yet been designated.

agreement to September 30, 1996, and in December 1995, the HRC recommended and the Board approved a further extension of the terms of the agreements with Messrs. Friedman, Vachani and Wall to September 30, 1997, with no change in compensation except for an annual cost of living adjustment. The considerations entering into the determination by Mr. Gliedman of the salaries for the named executives which he recommended to the HRC in 1993 were the salaries payable immediately prior to the effective date of the employment agreements, his subjective evaluation of the abilities and past performances of the respective executives and his judgment of their potential for enhancing the profitability of the Company. Mr. Gliedman had advised the HRC that, in his subjective judgment based on his experience and knowledge of the marketplace, such salaries were reasonable and proper in light of the respective duties and responsibilities of the executives.

        On the recommendation of the HRC, the Board in September l993 adopted the Company's Bonus Plan for Executives and Key Employees pursuant to which in each year that the Company's earnings exceed a formula amount, a percentage of the excess becomes a Bonus Pool. Under this Plan (which is described in detail under the caption "Employment Contracts with Executives") each executive officer other than the CEO is to receive from the Bonus Pool an amount equal to such percentage thereof as the CEO determines, but the bonus amount to any such executive officer may not exceed his or her salary for the applicable year. Mr. Gliedman had informed the HRC that his determinations of awards from the Bonus Pool would be based on his subjective evaluation of the performance of each executive during the applicable year, which would include the executive's contribution to the Company's profitability for the year, the success of the executive in resolving problems and the extent to which the executive had been effective in laying the ground work for increased future profitability of the Company. The earnings in fiscal 1996 were insufficient to fund the Bonus Pool.

        The Stock Option Committee has informed the HRC that its policy generally is to grant options to executives only under the Company's l992 Stock Option Plan ("Plan") and in amounts not exceeding the amounts recommended by the CEO. Mr. Gliedman had advised that his recommendations for option grants would reflect his subjective judgment of the performances of employees and the potential benefit to the Company from the grant of this form of incentive compensation. In recommending option grants Mr. Gliedman, among other things, considered the amounts and terms of options granted in the past. No options were granted under the Plan in fiscal l996.

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to each of the Company's Chief Executive Officer and the four other most highly compensated executive officers. The HRC has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.

                      Bases for Chief Executive Officer's Compensation
                      ------------------------------------------------

        Anthony B. Gliedman was employed in late l990 as Executive Vice President with the expectation that he would become the CEO within a year upon the anticipated retirement of the then CEO. Mr. Gliedman's initial annual salary was $275,000 and until October 1, l993 it was increased only by a percentage equal to the percentage increase in the cost-of-living.

        In fiscal l992, the year in which Mr. Gliedman became CEO, the Company had an after-tax loss of nearly $7 million, and in fiscal l993 the Company had a small profit. Based upon this improvement and the expectation that it would continue under Mr. Gliedman's leadership, the HRC recommended (i) that his salary be increased to $360,000 and (ii) the adoption of the Bonus Plan with Mr. Gliedman to receive 25% of the Bonus Pool up to an amount equal to his salary. Before the HRC made its recommendation, one of its members had analyzed several published surveys of CEO compensation and reported to it that, in his judgment based on such analysis, the recommended compensation was within a reasonable range.

        On October 1, l993 the Company entered into an employment contract with Mr. Gliedman which incorporated the compensation recommendations of the HRC and which is described under the caption "Employment Contracts with Executives". Because of Mr. Gliedman's disability, his employment was terminated effective February 1, l996. As noted above, the earnings in fiscal l996 were insufficient to fund the Bonus Pool. However, on January 18, 1996, the Board awarded Mr. Gliedman a bonus of $54,000 in recognition of his years of service to the Company.


                                    Nicholas G. Karabots,Chairman
                                    Jerome Belson
                                    Edward B. Cloues II
                                    David N. Dinkins
                                            Human Resources Committee

Compensation Committee Interlocks and Insider Participation

       Joseph Cohen, a director until November 1, 1995 is an independent management consultant, whose engagement expires October 31, 1996. He is retained by the Company as a management consultant and was paid $77,142 as consulting fees in the fiscal year ended April 30, 1996. During the year, he consulted in connection with various matters for the Company and its Kable News Company, Inc. subsidiary.

            On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company acquired for its Kable News Company subsidiary ("Kable") various rights to distribute magazines, and in payment issued a total of 575,593 shares of the Company's common stock. The distribution rights cover various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots, the distribution arrangements generally were for terms of seven years with provision for extension for a further three years. As distributor under these distribution agreements, Kable purchases magazines from publishing companies owned or controlled by Mr. Karabots, and during the fiscal year ended April 30, 1996 paid such companies a total of approximately $22,200,000 for magazines. Kable continues as distributor for such companies.

       As part of its agreement with Mr. Karabots, the Company proposed him for election to the Board of Directors at the 1993 Annual Meeting and agreed, subject to certain exceptions, that so long as he owns at least one-half of the common stock issued in the transaction the Company would propose him for election at each shareholders meeting for the election of directors until July 2003, unless he is already in a Class of the Board whose term continues beyond such meeting. Mr. Karabots' initial term expires at the time of the 1996 Annual Meeting of Shareholders and he has been nominated by the Board for reelection.

       Mr. Karabots is a member of the Human Resources Committee.


Performance Graph

       The graph below compares the cumulative total shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's 500 Index and the Standards & Poor's Homebuilding Index for the five years beginning April 30, 1991 and ending April 30, 1996 (assuming the investment of $100 in the Company's stock, the S&P 500 Index and the S&P Homebuilding Index on April 30, 1991, and the reinvestment of all dividends).













                                     [GRAPH]




















                      1991     1992     1993     1994      1995     1996
                      ----     ----     ----     ----      ----     ----

AMREP CORP           100.00   136.84   123.68   163.16    131.58   102.63
S&P 500 INDEX        100.00   114.03   124.56   131.19    154.10   200.66
HOMEBUILDING INDEX   100.00   121.12   141.90   144.08    116.21   134.79

Employment Contracts with Executives

       The Company has employment agreements with Messrs. Friedman, Wall, Vachani and Schultz. The employment term of the agreement with Mr. Schultz ends September 30, 1996, while the employment term of the other agreements, as amended, ends September 30, 1997. The current compensation provided by the agreements is an annual salary in the following amounts:

                 Daniel Friedman                   $249,100
                 James Wall                         226,900
                 Mohan Vachani                      249,700
                 Harvey W. Schultz                  195,200

Messrs. Friedman, Vachani and Wall will receive a cost of living increase on October 1, 1996.

Mr. Friedman was paid in fiscal 1996 an additional $20,000 to compensate him for the reduction in the pension which will be payable to him under the Company's retirement plan resulting from a change in the tax law, and the Company currently is paying him such additional amount.

       The agreements provide that each of the executives is to receive such percentage of the Bonus Pool as the CEO determines but the bonus amount to the executive may not exceed his earnings for the applicable year.

       The Bonus Pool for a fiscal year is 15% of the Bonus Pool Earnings (if any) for that year. The Bonus Pool Earnings for a fiscal year is determined by
(A) deducting from the Company's after-tax income for the year the following:

       (a) an inflation adjustment consisting of (x) the shareholders' equity at the beginning of the year times (y) the percentage increase in the cost of living during the year, and

       (b) a return on equity, consisting of 5.1% of the shareholders' equity at the beginning of the year,

and (B) dividing the resultant amount by the reciprocal of the effective income tax rate applicable to the Company for such year.*

In the event there is a "Change in Control" of the Company, each of the executives will have the option to have an amount equal to the bonus paid or payable to him for the fiscal year immediately preceding the date of exercise of such option frozen into his salary and, if such option is exercised, will also have the option to terminate his employment and become a consultant to the Company until the end of his employment term.

As a consultant, the executive will be paid 57-1/2% of his salary at the time of termination of the employment period (plus a cost of living adjustment). There will be a "Change in Control" of the Company if, among other things, 20% or more of the Company's Common Stock is acquired by a person or a group and such person or group, by its filing on Schedule 13D under the Securities Exchange Act of 1934 or otherwise, indicates the intention of seeking or exercising control of the Company or reserves the right to do so.

       The employment agreements with Messrs. Wall and Friedman provide that during the employment term each shall be included in the management slate for election as a director and shall be elected to the respective offices presently held by him. The employment agreements with Messrs. Vachani and Schultz provide that during the employment term each shall be elected to the respective offices presently held by him.

       Each of the employment agreements provide for certain continuing payments in the event of the death or disability of the executive.

- -------------------------

* For example, if the amount determined by (A) for a year were $620,000 and the effective tax rate for the year were 38%, the Bonus Pool Earnings for that year would be $620,000 divided by 0.62, or $1,000,000.

Retirement Benefits

The following table sets out estimated annual retirement benefits payable under the life annuity form of pension to a person retiring at age 65, for specified earnings and years of service, estimated as of January 1, 1996. The table does not reflect use of the maximum earnings currently permitted to be taken into account under applicable law ($150,000).

                            Pension Plan Table
Average
Annual Pay (a)            Years of Credited Service
- -------------------------------------------------------------------------------


               15 Years     20 Years      25 Years       30 Years      35 Years
             ----------     --------      --------       --------      --------

 $100,000       $19,398      $25,864       $32,330        $38,795       $45,261
  125,000        25,023       33,364        41,705         50,045        58,386
  150,000        30,648       40,864        51,080         61,295        71,511
  175,000        36,273       48,364        60,455         72,545        84,636
  200,000        41,898       55,864        69,830         83,795        97,761
  225,000        47,523       63,364        79,205         95,045       110,886


 (a) The highest average annual earnings in any period of 60 consecutive months.

Mr. Friedman has twenty-five years of credited service, Mr. Wall has twenty-five years of credited service, Mr. Schultz has three years of credited service, and Mr. Vachani has two years of credited service. Assuming (i) these individuals continue to be employed until age 65, (ii) their annual salaries continue to be at least at current levels, (iii) annual increases of 5% in the maximum earnings of $150,000 currently permitted to be taken into account under applicable law and in the Social Security taxable wage base which is taken into account in calculating retirement benefits under the Company's pension plan, and (iv) the individuals elect life annuity form of pension, their annual retirement benefits would be as set forth below:

                                                     Estimated
                                                     Benefit
                                                     ---------
                 Daniel Friedman                     $79,200*
                 Mohan Vachani                       $40,900
                 James Wall                          $73,900
                 Harvey W. Schultz                   $37,000

- ----------------------

* Mr. Friedman's estimated benefit includes amounts "grandfathered" under the law.


Certain Transactions

          In September 1993, the Human Resources Committee ("HRC") recommended that the Company from time to time loan to Anthony B. Gliedman (who was the Chairman of the Board and Chief Executive Officer until February 1, 1996), up to $360,000 with the proceeds to be used solely to purchase shares of the Company's common stock, the loans to carry interest at the average rate paid by the Company, 10% of the loan to be repaid annually and the unpaid balance of each advance to be repaid on the fifth anniversary of the borrowing. The HRC made the recommendation because it believed it would be in the Company's best interest for Mr. Gliedman to have a meaningful equity interest in the Company. The Board approved such loan and in December 1993 Mr. Gliedman borrowed $150,500 from the Company and applied the proceeds to the purchase of 20,000 shares of the Company's common stock from the Company at a price of $7.625 per share, the then market price, and in December 1994 Mr. Gliedman borrowed $39,625 from the Company and applied the proceeds to purchase 10,000 shares of Common Stock from the Company at a price of $4.0625 per share upon exercise of an option granted to him in December 1991. On December 7, 1995 the Company repurchased from Mr. Gliedman the 30,000 shares owned by him at a price of $6.00 per share, the then market price. The entire loan was repaid with interest on December 7, 1995. The largest amount of his indebtedness outstanding since May 1, 1995 was $190,125. Because of his disability, Mr. Gliedman's employment was terminated effective February 1, 1996. Pursuant to the Employment Agreement dated October 1, 1993 between the Company and Mr. Gliedman, the Company is paying Mr. Gliedman an amount equal to his salary at the date of termination of his employment because of his disability, for twelve months after February 1, 1996 plus an amount at the rate of one-half of such annual salary from February 1, 1997 until September 30, 1997, in each case plus a cost of living adjustment each October 1. Mr. Gliedman's salary at February 1, 1996 was $370,600 per annum.

          See "Compensation Committee Interlocks and Insider Participation" for information concerning consulting fees paid Joseph Cohen, and transactions with Nicholas G. Karabots.


                   2.  PROPOSAL TO INCREASE NUMBER OF SHARES AUTHORIZED FOR
                           ISSUANCE UNDER THE COMPANY'S NON-EMPLOYEE
                         DIRECTORS OPTION PLAN AND TO EXTEND THE PLAN

          In 1992 the shareholders approved the Company's Non-Employee Director ("NED") Option Plan pursuant to which each individual elected, reelected or continuing as a Non-Employee Director will automatically receive an NED option covering 500 shares of Common Stock. A total of 15,000 shares were reserved for issuance under the Plan. The number of shares covered by the Plan are subject to adjustment in the event of reorganization, recapitalization, stock split, stock dividend, stock combination, exchange of shares, or other changes in the Company's corporate structure or shares or of a merger, consolidation or sale of assets. As of July 31, 1996, 12,500 shares were subject to NED options granted and only 2,500 shares were available for the further grant of NED options. The Plan provides that no NED options may be granted under the Plan after December 31, 1996. The Board of Directors considers it desirable to amend the Plan to increase the number of shares available for the issuance of NED options by 35,000 shares and to extend the period during which NED options may be granted to December 31, 2006. The shareholders are being asked to approve such amendments to the Plan.

Stock Option Grant

          The Plan provides that each year on the first business day following the Company's Annual Meeting of Shareholders each individual elected, reelected or continuing as a Non-Employee Director will automatically receive a NED option covering 500 shares of Common Stock. The price per share payable upon exercise of a NED option shall be either (i) the mean between the highest and lowest reported sale price of the Common Stock on the date of grant on the New York Stock Exchange, or (ii) the price of the last sale of Common Stock on that date as quoted on the New York Stock Exchange, whichever is higher. Each NED option shall become exercisable as to all or any portion of the shares covered thereby one year after the date of grant and shall expire five years after the date of grant. The exercise price must be paid in cash. If on the first business day following the Annual Meeting of Shareholders, the General Counsel of the Company determines in his/her sole discretion that the Company is in possession of material, undisclosed information about the Company then the annual grant of NED options shall be suspended until the third day after public dissemination of such information. The price, exercisability, date of grant and option period shall then be determined by reference to such later date.

          The last sale price of the Common Stock of the Company reported on the New York Stock Exchange composite tape on July 22, 1996 was $4.375 per share.

Eligibility

          Participation in the Plan is limited to members of the Board of Directors who are not current or former employees (since 1987) of the Company or any of its subsidiaries ("Non-Employee Directors"). Each Non-Employee Director in office immediately following an Annual Meeting will receive a NED option covering 500 shares of Common Stock on the first business day following the Meeting.

Cessation of Service

          Upon cessation of service as a Non-Employee Director, only those NED options immediately exercisable at the date of cessation of service shall be exercisable by the optionee. Such NED options must be exercised within three months of cessation of service.

Other Information

          The Plan is administered by the Board of Directors of the Company and may be terminated or amended by the Board of Directors if they deem advisable. However, an amendment revising the price, date of exercisability, option period or amount of shares under a NED option shall not be made more frequently than once every six months unless necessary to comply with the Internal Revenue Code of 1986 or with the Employee Retirement Income Security Act of 1974. No amendment may revoke or alter in any manner unfavorable to the optionee any NED options then outstanding.

          Non-Employee Directors presently are compensated for their services as directors. For a description of such compensation see pages 7-8 of this Proxy Statement.

Federal Income Tax Consequences

          Upon a grant of a NED Option, no income will be realized by the optionee. Upon exercise, ordinary income will generally be realized by the optionee in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price, and the Company will be entitled to a corresponding tax deduction. Upon disposition of the shares in a taxable transaction, appreciation or depreciation after the date of exercise will be treated as short-term or long-term capital gain or loss to the optionee, depending upon how long the shares have been held.

Approval of the Amendments to the Plan

          The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the meeting is necessary for the approval of the amendment of the Plan.

                                           AUDITORS

     The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal years ended April 30, 1996 and 1995 have been examined by Arthur Andersen LLP, independent public accountants. A representative of Arthur Andersen LLP is expected to attend the meeting with the opportunity to make a statement if the representative desires, and it is expected such representative will be available to respond to appropriate questions from shareholders. The Board of Directors has not yet acted with respect to the selection of auditors for fiscal 1997.

                                         OTHER MATTERS

     The Board of Directors knows of no matters which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                     SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.


SHAREHOLDER PROPOSALS

          From time to time shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meetings. To be considered, proposals must be submitted on a timely basis. Proposals for the 1997 meeting must be received by the Company no later than April 2, 1997.


                                 By Order of the Board of Directors

                                 Valerie Asciutto, Secretary


Dated:  August 9, 1996


          Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for 1996, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to Valerie Asciutto, Secretary, AMREP Corporation, 641 Lexington Avenue, New York, New York 10022. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing exhibits may be charged.

                                         APPENDIX

                                            TO

                                      PROXY STATEMENT

                                            OF

                                     AMREP CORPORATION

                                   Dated August 9, 1996







                 The substantive information conveyed by the Performance Graph on Page 12 of the Proxy Statement is contained in the table which appears at the bottom of Page 12.

PROXY                             AMREP CORPORATION                       PROXY

                           SOLICITED BY BOARD OF DIRECTORS FOR
                             ANNUAL MEETING OF SHAREHOLDERS

            Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017
                        September 18, 1996, 9:00 A.M. Local Time


           The undersigned hereby appoints Valerie Asciutto and Peter M. Pizza, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 1996 Annual Meeting of Shareholders of AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy Statement of the Board of Directors dated August 9, 1996, upon the proposal listed in Item 2 below, which proposal is described in such Proxy Statement, and upon all other matters which come before said meeting or any adjournment thereof.

           Receipt  of  the  Notice  of  Annual  Meeting  of  Shareholders   and
accompanying Proxy Statement of the Board of Directors is acknowledged.

           Unless otherwise specified, this proxy will be voted FOR the election of directors and FOR Item 2 as set forth in the Proxy Statement.

                    (Continued and to be dated and signed on reverse side.)

                                               AMREP CORPORATION
                                               P.O. BOX 11493
                                               NEW YORK, N.Y.  10203-0493

A vote FOR ITEMS 1 and 2 is recommended
by the Board of Directors.


1. FOR ELECTION OF THREE (3) DIRECTORS AS DESCRIBED IN THE PROXY STATEMENT OF THE BOARD OF DIRECTORS.

     FOR all nominees { }   WITHHOLD AUTHORITY to vote  { }    *EXCEPTIONS { }
     listed below:          for all nominees listed below:


                 Nominees:  Jerome Belson, Nicholas G. Karabots, Albert Russo.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

     *Exceptions _____________________________________________________________

2.   Proposal to amend the AMREP Corporation  Non-Employee Directors Option Plan
     (i) to increase by 35,000 the number of shares which may be issued on exercise of options granted thereunder and (ii) to extend by ten (10) years the period during which options may be granted thereunder.

           FOR  { }           AGAINST  { }            ABSTAIN   { }

                                                                   Change of
                                                         Address Mark Here { }

                                   If stock is held in the name of more than one person, all holders should sign. Sign exactly as name or names appear at left. Persons signing in a fiduciary capacity should include their title as such.

                                 Dated: _________________________________, 1996


                                        ---------------------------------------
                                                   (Signature)


                                        ---------------------------------------
                                                   (Signature)



                               Votes MUST be indicated (x)in Black or Blue ink.

 PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.





                              AMREP CORPORATION
                     NON-EMPLOYEE DIRECTORS OPTION PLAN



1.   PURPOSE
     -------

           This Plan is intended to attract, retain and compensate for services as members of the Board of Directors of AMREP Corporation highly qualified individuals who are not, and since 1987 have not been, employees of the Corporation by granting them options to purchase shares of the Corporation's Common Stock. The Plan will be beneficial to the Corporation and its shareholders since it will allow such directors to have a greater financial stake in the Corporation through ownership of its Common Stock, in addition to reinforcing their commonality of interest with the Corporation's shareholders in increasing the value of the Common Stock.


2.   DEFINITIONS
     -----------
           For purposes of this Plan, except where the context otherwise indicates, the following terms shall have the meanings set forth:

           (a) "Common Stock" shall mean the Common Stock of the Corporation having a par value of $0.10 per share.

           (b) "Corporation" shall mean AMREP Corporation, an Oklahoma corporation.

           (c) "Non-Employee Director" shall mean a member of the Corporation's Board of Directors who is not, and since 1987 has not been, an employee of the Corporation or any of its subsidiaries.

           (d) "NED Option" shall mean a right to purchase a stated number of shares of Common Stock granted pursuant to this Plan.


3.   SHARE LIMITS
     ------------

           The total number of shares of Common Stock which may be issued on exercise of NED Options shall not exceed 50,000 shares, subject to adjustment as set forth below. Shares issued under this Plan may be authorized but unissued or treasury shares of Common Stock. In the event a reorganization, recapitalization, stock split, stock dividend, stock combination, exchange of shares or any other change in the corporate structure or shares of the Corporation, or of a merger, consolidation or sale of assets, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by, and in the option price of, outstanding NED Options, shall be made if, and in the same manner as, such adjustments are made to Options granted under the Corporation's 1992 Stock Option Plan.


4.   ANNUAL GRANT OF NED OPTIONS
     ---------------------------

           Each year on the first business day following the Corporation's Annual Meeting of Shareholders, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive a NED Option covering 500 shares of Common Stock. Notwithstanding the foregoing, if, on such first business day the General Counsel of the Corporation determines, in his/her sole discretion, that the Corporation is in possession of material, undisclosed information about the Corporation, then the annual grant of NED Options shall be suspended until the third day after public dissemination of such information and the price, exercisability, date of grant and option period shall then be determined by reference to such later date. If Common Stock is not traded on a principal national stock exchange on which the Common Stock is listed ("Exchange") on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.


5.   EXERCISE PRICE
     --------------

           The price per share payable upon exercise of a NED Option ("Exercise Price") shall be either (1) the mean between the highest and lowest reported sale price of the Common Stock on the date of the grant on the Exchange, or (2) the price of the last sale of Common Stock on that date as quoted by the Exchange, whichever is higher.


6.   OPTION PERIOD
     -------------

           Each NED Option shall become exercisable as to all or any portion of the shares covered thereby one year after the date of grant and shall expire five years after the date of grant ("Option Period").


7.   PAYMENT
     -------

           The Exercise Price shall be paid in cash in U.S. dollars at the time of the NED Option is exercised.


8.   CESSATION OF SERVICE
     --------------------

           Upon cessation of service as a Non-Employee Director, only those NED Options immediately exercisable at the date of cessation of service shall be exercisable by the grantee. Such NED Options must be exercised within three months of cessation of service. In no event shall a NED Option be exercised after the expiration of the Option Period.


9.   ADMINISTRATION AND AMENDMENT OF THE PLAN
     ----------------------------------------

           This Plan shall be administered by the Board of Directors of the Corporation. This Plan may be terminated or amended by the Board of Directors as they deem advisable. However, an amendment revising the price, date of exercisability, option period of, or amount of shares under a NED Option shall not be made more frequently than once every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended, or with the Employee Retirement Income Security Act of 1974, as amended. No amendment may revoke or alter in a manner unfavorable to the grantees any NED Option then outstanding, nor may the Board amend this Plan without shareholder approval where the absence of such approval would cause this Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act") or any other requirement of applicable law or regulation. A NED Option may not be granted under this Plan after December 31, 2006 but each NED Option granted prior to that date shall continue to become exercisable and may be exercised according to its terms.


10.  NONTRANSFERABILITY
     ------------------

           No NED Option granted under this Plan is transferable other than by will or the laws of descent and distribution. During the grantee's lifetime, a NED Option may only be exercised by the grantee or the grantee's guardian or legal representative.

11.  COMPLIANCE WITH SEC REGULATIONS
     -------------------------------

           It is the Corporation's intent that this Plan comply in all respects with Rule 16b-3 under the Act and any other Rules promulgated thereunder so that grants of NED Options are exempt from Section 16(b) of the Act. If any provision of this plan is later found not to be in compliance with such Rule or Rules, the provision shall be deemed null and void. All grants and exercises of NED Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any Rules promulgated thereunder.


12.  MISCELLANEOUS
     -------------

           Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted a NED Option under this Plan. Neither this Plan nor any action hereunder shall be construed as giving any director any right to be retained in the service of the Corporation.


13.  EFFECTIVE DATE
     --------------

          This Plan shall be effective September 24, 1992 or such later date as shareholder approval is obtained.